FOURTH QUARTER AND FULL YEAR 2017 EARNINGS CONFERENCE CALL PRESENTATION

Safe Harbor This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Business Highlights •Adjusted EBITDA(1) of $40.1 million •Net income of $7.8 million •Income from operations of $15.2 million 2017 Results •6 Panamax Ice-Class 1A •2 Ultramax Ice-Class 1C •2 Handymax Ice-Class 1A •2 Panamax •8 Supramax including 2 on bareboat Fleet •Average of 53 vessels operated every day Operations 1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items. Accelerating Results 20 Ships in owned and controlled fleet 39% Increase in activity

Financial Highlights • Adjusted EBITDA $40.1 million • TCE $11,605 per day/per vessel • Average 53 vessels operated every day • $34.5 million unrestricted cash and cash equivalents at year end.

Financial Performance Q1 2016 Through Q4 2017 1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessels, and when applicable, loss on impairment of vessels and certain non-recurring items. 2) TCE is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in per-day amounts. $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 TCE (2)

Drivers of 2017 Performance • The Baltic Dry Index, a measure of dry bulk market performance, up 64% to an average of 1,137, from an average of 692 for 2016. • Average number of vessels operated each day increased to 53, up from 38 in 2016. • Leveraged owned fleet by chartering-in market vessels to carry increased cargo volumes • Specialty tonnage provides superior returns (1) Per reported indices

2017 YTD 2016 YTD 2017 Q4 2016 Q4 Pangaea Avg TCE $11,605 $9,636 $12,510 $10,159 Market Avg TCE* $9,665 $6,153 $11,330 $9,189 $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Pangaea Average TCE v. Market Average TCE *Average of Baltic Panamax and Supramax reported indices Pangaea’s demonstrated TCE premium • Adds significant value to it’s owned fleet • When leveraged by its utilization of short term chartered in vessels, produces exceptional results in earnings and cash flow, reduces capital commitments and risks PREMIUM $ 1,940 PREMIUM $ 3,483 PREMIUM $ 1,180 PREMIUM $ 970

Pangaea Logistics Solutions Ltd. Pangaea concentrates on cargo movements to: • Identify opportunities that require our operation and logistic expertise; • Capitalize on unique trades that utilize our specialized fleet; • Reduce ballast legs and other costs for superior market returns; • Assist customers to improve supply line efficiency. This allows Pangaea to capture additional freight margin for the valued services it provides.

Selected Income Statement Data

	Three months ended December 31,		Year Ended December 31,	
	2017	2016	**2017**	2016
	(unaudited)	(unaudited)		
Revenues:				
Voyage revenue	**$ 86,075,085**	$ 60,606,537	**$ 337,683,383**	$ 222,116,152
Charter revenue	**16,111,189**	5,726,845	**47,404,826**	15,900,346
	102,186,274	66,333,382	**385,088,209**	238,016,498
Expenses:				
Voyage expense	**39,184,807**	29,212,870	**160,577,816**	103,647,127
Charter hire expense	**38,931,048**	20,492,162	**132,852,712**	63,691,892
Vessel operating expenses	**9,625,888**	8,626,622	**36,435,959**	30,904,039
General and administrative	**3,744,452**	3,622,173	**15,163,352**	12,773,781
Depreciation and amortization	**4,010,403**	3,531,599	**15,614,571**	14,107,822
Loss on sale and leaseback of vessels	**-**	-	**9,275,042**	-
Total expenses	**95,496,598**	65,485,426	**369,919,452**	225,124,661
Income from operations	**6,689,676**	847,956	**15,168,757**	12,891,837
Total other expense, net	**(2,166,997)**	(509,351)	**(6,068,102)**	(3,733,026)
Net income	**4,522,679**	338,605	**9,100,655**	9,158,811
Income attributable to noncontrolling interests	**(500,798)**	(272,724)	**(1,287,861)**	(1,701,856)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 4,021,881**	$ 65,881	**$ 7,812,794**	$ 7,456,955
Adjusted EBITDA (1)	**$ 10,700,079**	$ 4,379,555	**$ 40,058,370**	$ 26,999,659

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, and when applicable, loss on impairment of vessels and certain non-recurring items.

Selected Balance Sheet and Cash Flow Data December 31, 2017 December 31, 2016 Current Assets Cash and cash equivalents 34,531,812$ 22,322,949$ Accounts receivable, net 21,089,425 20,476,797 Other current assets 27,388,984 19,644,520 Total current assets 83,010,221 62,444,266 Restricted cash 4,000,000 6,100,000 Fixed assets, including leased vessels, net 336,286,867 275,265,672 Investment in newbuildings in-process - 18,383,964 Total assets 423,297,088$ 362,193,902$ Current liabilities Accounts payable, accrued expenses and other current liabilities 29,181,276$ 23,231,179$ Related party debt 7,009,597 15,972,147 Current portion long-term debt and capital lease obligations 20,764,955 19,627,846 Other current liabilities 13,054,325 19,047,807 Total current liabilties 70,010,153 77,878,979 Secured long-term debt and capital lease obligations, net 142,631,293 107,637,851 Total Pangaea Logistics Solutions Ltd. equity 145,351,322 116,271,401 Non-controlling interests 65,304,320 60,405,671 Total stockholders' equity 210,655,642 176,677,072 Total liabilities and stockholders' equity 423,297,088$ 362,193,902$ Net cash provided by operating activities 29,223,231$ 19,213,663$ Net cash used in investing activities (64,553,736)$ (10,254,315)$ Net cash provided by (used in) financing activities 47,539,368$ (24,156,639)$